Exhibit 10.3

LOAN AGREEMENT

This Loan Agreement (hereinafter the “Agreement”) is made by and between the undersigned (hereinafter the “Customer”) and Taishin International Bank (hereinafter the “Bank”). In consideration of the extension or continuation of current and future facilities of loans to the undersigned, and up to the maximum principal amount of

1.☐NT$                         ; 2.☐$                          in (currency);

3.☑NT$100,000,000 and US$ 2,000,000), the Customer agrees to and the terms of the loans approved by the Bank and the following terms and conditions:

CHAPTER I COMMON CLAUSES

1.	The term “obligations” as used herein shall mean any and all current indebtedness, obligations and liabilities of any kind of the Customer to the Bank, whether for principal, interest, default interest, penalty, indemnity and any costs, expenses, reimbursements related to the performance thereof, arising out of negotiable instruments, loans, advances, guarantees and any other obligations related thereto. In the event that the Customer has signed more than one Loan Agreement, either successively or simultaneously, the Customer understands that their total liability shall be the sum of the amount and scope stipulated in these Loan Agreements.

2.	Calculation of interest, discount rate, guaranty fees & charges, exchange rate and the default interest and/or penalties arising therefrom:
(1)	Interest and Methods of Repayment: pursuant to the interest rate, methods of calculation and repayment stipulated in the “Drawdown Request” or other relevant documents.
(2)	Discount Rate: as determined by the Bank according to the various indices of interest rates in the money market.
(3)	Guaranty Fees and Charges: payable at the time and rates determined and approved by the Bank based on various items of business.
(4)	Foreign Exchange Rate: in case of foreign currency debts, the sum shall be converted to New Taiwan Dollars (“NTD”) at the Bank’s published selling exchange rate on the drawdown date or the date on which the debt occurs; in case of repayment, the amount shall be converted to NTD at the Bank’s selling exchange rate on the date on which the repayment is made. If, due to any fluctuation of the exchange rate or any other reasons, the amount of the Advance by the Bank under the Agreement exceeded the maximum principal amount, the exceeded amount shall be immediately paid back by the Customer.
(5)	Default Interest and Penalty: except as otherwise agreed, if the Customer fails to make repayment of the principal on the date such repayment is due, the Customer shall pay default interest at the above-mentioned rate. In the event of any default of repayment of the capital and/or interest, a past due penalty equivalent to ten percent (10%) of the aforesaid interest rate shall be additionally paid for the default payment that is overdue within six months; and twenty percent (20%) thereof for the default payment that is overdue for more than six months, calculated from the date on which the repayment is due for the principal, and from the date on which the interest should accrue for the interest.
(6)	Penalty for Prepayments: where the loan made at the agreed fixed interest rate that is determined by increasing the loan cost of capital in the money market at certain percentage is repaid before due, if the interest rate for the loan cost of capital in the money market as determined by the Bank from the date of repayment to the original date on which the loan is due is lower than the interest rate for the original loan cost, the Customer agrees to make payment to the Bank, as penalty, at the spread between the aforesaid rates, calculated from the date of actual repayment till the original date on which the loan is due.
(7)	The calculation and collection of NTD loan interest, discount rate, default interest and penalty specified in this Agreement should be calculated using annual rates, and on the basis of a 365-day year, even if it is a leap year. Calculation of the interest, discount interest, default interest and penalties set forth in the Agreement are all calculated by yearly interest rate, and either on a 365-day basis (applicable to the following currencies: British Pound, Hong-Kong Dollar, Singapore Dollar and South Africa Dollar) or on a 360-day basis (applicable to all currencies other than the aforementioned currencies), even when it is a leap year.
(8)	If the calculation of interest rates, discount rate, guarantee fees and charges in this Agreement fails to reflect the cost of acquiring relevant funds of the Bank appropriately in case of Market Disruption, the Bank can renegotiate with the Customer, and will not be subject to the original terms of the loan approved by the Bank or other agreements.

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The aforesaid loan cost of capital in the money market shall mean the loan cost for the Bank’s finance department to provide fund to other business units of the Bank.

The Customer agrees to pay financial service related charges in accordance with the charge item, unit price and charge amount (hereinafter referred to as “standard charge”) negotiated with the Bank. If no negotiation on the charges has been made, the Customer agrees to pay financial service related charges based on the standard charge published on the Bank’s website. Adjustments to published standard charge must be announced at least 60 days in advance of the effective date on the Bank’s website. If the Customer chooses not to terminate financial service within the period mentioned above, the adjustment will be deemed to have been agreed by the Customer.

3.	The Customer hereby agrees that, upon notifying the Customer, the Bank is authorized to set-off and apply any and all deposits at any time held by the Bank and any of its branch offices and any and all rights and/or claims against the Bank, regardless of whether or not such rights may become due, against any and all of the debts and/or obligations of the Customer then due hereunder; provided, that no such set-off and application shall be allowed if it is prohibited by applicable laws and/or regulations, or a specific agreement to the contrary exists between the Customer and the Bank, or the Bank is entrusted to make payment to the Customer on account of management without mandate or by a third party due to a business transaction.

4.	Where the Customer has made repayment of his obligations in whole or in installments, the obligations of the Customer shall be discharged in the order of fees, expenses, penalties, interest, default interest and principal as set forth in Article 323 of the Civil Code. If there are multiple obligations and the performance tendered by the Customer is insufficient to satisfy the entire obligations, the provisions of Articles 321 or 322 shall be applicable; provided, that the total amount of obligations shall still be calculated in the aforesaid order of discharge when the Bank conducts its internal bookkeeping in accordance with the applicable rules and regulations.

5.	The Customer will promptly notify the Bank of any change of its name, organization, contents of articles of incorporation, seals, representatives, scope of authorities of the representatives and mailing address or any other change that may affect the right and/or interests of the Bank. If any controversy or dispute arises from the Customer’s failure to so notify the Bank or if any damage is suffered by the Bank as a result of such failure, the Customer shall take full responsibility. If the Customer breaches its aforesaid obligation to notify the Bank of its change of mailing address or if the Bank’s communication cannot reach the Customer for causes attributable to the Customer, the communication shall be deemed to have reached the Customer upon the passing of an ordinary mailing period when mailed by the Bank to the last known address.

6.	The benefits of any time-limit with respect to any and all debts and/or obligations owed to the Bank by the Customer (including the remaining guaranty balance not yet paid by the Bank) shall be forfeited under one of the following circumstances and the Bank may forthwith demand the Customer for repayment; provided, that a prior notice within a reasonable time shall be given to the Customer if one of the acceleration clauses set forth in Subsection (vi) through (xi) is to be exercised:
(1)	The principal of any single obligation is not repaid according to the agreement or is subject to non-acceptance or non-payment;
(2)	If petition for settlement, bankruptcy or reorganization proceedings has been filed for the Customer under the Bankruptcy Act, or the clearing-house has considered the Customer’s account dishonored (regardless of whether the account is later reinstated), or the Customer’s business is suspended or his debts are being liquidated;
(3)	The Customer fails to provide collateral when he is obligated to do so under the agreement;
(4)	Any Customer’s heir has declared a limited inheritance or waiver of inheritance upon his death;
(5)	Major assets are sentenced to be confiscated in a criminal proceeding;
(6)	Interest for any single obligation is not paid under the agreement;
(7)	The collateral is attached, destroyed, lost, diminished, or insufficient to cover the obligations, or the Guarantor is not replaced at the Bank’s request where the creditworthiness of such Guarantor is poor;
(8)	The Customer is subject to compulsory execution proceeding or provisional seizure, provisional attachment or other provisional measures so as to put the Bank in a risk that it may not get paid;

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(9)	The actual purpose of the Customer’s obligation is inconsistent with that as approved by the Bank;
(10)	The Customer’s management, operation or financial conditions are undergoing substantially unfavorable changes so as to put the Bank in a risk that it may not get fully paid; or;
(11)	The Customer, in entering into transactions with the Bank regarding the loans, has made false or untruthful statements or provided false or untruthful information (including transaction certificates or other relevant transaction documents), or concealed the same, or is in breach of his covenants or commitments, or any other event has occurred that adversely affected his creditworthiness so as to cause the Bank to secure its rights.

7.

If any of the circumstances described in Section 6 hereof occurs, the Bank may reduce or terminate the approved aggregate amount at any time, and if any dispute or controversy or expenses result from such reduction or termination that involves a third party, the Customer shall take the sole responsibility. The Bank may further request the Customer to pay off any and all debts and/or obligations and may, without notifying the Customer, dispose of the collateral for satisfaction of all debts and/or obligations owed to the Bank and all costs and expenses incurred by the Bank. The Bank may exercise a lien on the article or item deposited by the Customer with the Bank, if any. In addition, the Bank may adjust the date of loan advances and/or the amount thereof if there is any difficulty in acquiring funds; provided, that the Bank shall return the commitment fee, if any, received from the Customer on a pro rata basis if the loan advance is not made.

The Customer understands and agrees that, before the Bank provides transactions related to loans to the Customer in accordance with the Agreement, if the Bank will be in violation of laws for the maintenance or performance of the loan obligations under the Agreement, after notifying the Customer, the Bank may suspend the maintenance or performance of loan obligations until the violations cease to exist. However, this should not apply if the violations have ceased to exist prior to the expiration of the period of loan transactions that the Customer is entitled to request in accordance with the Agreement. After the Bank has provided loan transactions to the Customer in accordance with the Agreement, if the Bank will be in violation of laws for the maintenance or performance of the loan obligations under the Agreement, the Customer shall settle all liabilities related to the loan transactions with the Bank within the period required by law or requested by the Bank, whichever comes first.

8.	In the event of any loss, destruction or damage of a contract or document bearing the contents of all obligations owed by the Customer to the Bank, the Customer will provide such contract or document to the Bank at the Bank’s request or perform his obligations based on the amount shown in the photocopies, mimeographs, account books, vouchers, computer-generated slips and other instruments that keep a record of the original contract or document.

9.	In applying for loans, the Customer shall, at the request of the Bank, issue one or more promissory notes waiving the protest and authorizing the Bank to fill in the maturity date thereof and deliver the same to the Bank. This Agreement shall be the proof of the said authorization and a means by which the Customer performs his debts and/or obligations owed to the Bank. If the Customer fails to perform any term and/or condition contained herein, the Bank may exercise any and all rights inherent in a promissory note under the Act of Negotiable Instruments independently of this Agreement. The Customer further acknowledges that the promissory note(s) tendered to the Bank shall be a secondary means of repayment of the debts and/or obligations of the Customer, which, termed as a backhanded performance under the Civil Code, should co-exist with the debts and/or obligations of the Customer owed under this Agreement.

10.	Where a bill issued, endorsed, accepted and/or guaranteed by the Customer is dishonored by non-payment or non-acceptance or where presentment for acceptance thereof is rendered impossible, the Customer will promptly pay off all debts and/or obligations owed to the Bank upon receipt of the notice thereof from the Bank irrespective of what the case may be. The Customer agrees that the Bank is entitled to a waiver of notice of any kind under Article 89 of the Act of Negotiable Instruments with respect to the aforesaid promissory note dishonored by non-payment.

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11.

The Customer agrees to accept any auditing and inspection of the business and/or finance, inspection and supervision of the collateral and review of the relevant accounts, books, statements (including the consolidated financial statements of any affiliates), documents and instruments that may be conducted by the Bank at any time. The Bank may, as it deems necessary, request that the Customer prepare and provide the aforesaid information and data periodically or furnish any accounting and financial statements audited by a certified public account approved by the Bank and, in addition thereto, advise the said certified public account to provide a copy of his work; provided, that the Bank is under no obligation to conduct such monitoring, auditing, inspection, supervision and review.

The Customer further agrees to accept any review of the relevant accounts, books, statements, documents and instruments that may be conducted by the Joint Credit Information Center (hereinafter “JCIC”). The JCIC may, as it deems necessary, request that the Customer prepare and provide the aforesaid information and data periodically or furnish any accounting and financial statements audited by a certified public account approved by the JCIC and, in addition thereto, advise the said certified public account to provide a copy of his work; provided, that the JCIC is under no obligation to conduct such review.

12.

(1)	The Customer agrees that the Bank may, within the registered scope of business or specific purpose, make collection of personal data regarding the Customer and make processing or use or international transmission of such data, or provide the information of the Customer to the persons who are authorized by the Bank to deal with the affairs (including but not limited to the market research institutions.)
(2)	The Customer agrees that the Bank may furnish the Customer’s data to the JCIC for purposes of file creation and use and the JCIC may further provide such file to other members thereof for their reference and use. If the file shall be delivered to the SMEG to conduct credit guarantee, the Customer also agree that fund may inquire and use the information of the Customer in JCIC during the continuance of the loan and within the business scope regulated by the fund’s articles of endowment.
(3)	The Customer agrees that the Bank may, for the specific purpose of assignment of rights, furnish the Customer’s data related to his debts and obligations to the assignee of the said rights and any valuator of the rights for filing and use; provided, that the Bank should urge the person who makes use of such data not to disclose it to any third person in accordance with the non-disclosure and confidentiality provisions of the Banking Act, the Personal Information Protection Act and/or any other applicable laws and regulations.

13.	The Customer acknowledges and agrees that the Bank may, as it deems necessary, engage an appropriate third person (institution) in accordance with the rules prescribed by the authorities in charge to perform the accounts receivable transactions, computer processing business or any other subsidiary business related herewith (including, without limitation, the data register, processing and entry of the information system, the development, monitoring and maintenance of the information system, marketing, printing, packaging and mailing of documents and sheets, preservation and safekeeping of documents, sheets and certificates, debt collection and legal procedure, estate valuation and other items which may be entrusted to a third party pursuant to the determinations made by the authorities in charge for the Bank. The Customer further agrees that the Bank may provide the Customer’s data to such third person (institution) for purposes of handling the entrusted affairs.

14.	Where the Customer is either a domestic or a foreign individual or corporate entity that enters into obligatory relationships of various kinds with the Bank, the requisites, formation and the effect of the juristic acts shall be construed and governed by the laws of the Republic of China. Any and all obligations of the Customer shall be performed at the location of the Bank and both parties hereto agree to submit to the jurisdiction of either the Taiwan Taipei District Court or ＿Court in any legal action or proceeding with respect to any of the obligations arising from or relating to this Agreement, regardless of whether the domicile or nationality of the Bank and/or the Customer is changed. If the Customer is a firm established outside of R.O.C or does not have any R.O.C address, the Customer agrees that the Bank and the competent court may deliver relevant legal documents by mail, including any briefs, notices and judgments or other notices, to the address of the R.O.C process agent. The names and addresses of the process agent are specified in Chapter Five “Other Special Terms and Conditions.”

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15.	The Customer agrees that the rights of the Bank against the Customer may be trusted to an institutional trustee in accordance with Article 6 of the Statute of the Securitization of Financial Assets and other applicable laws and/or regulations. The Customer further agrees that the Bank may conduct the said trust or assignment by publication in lieu of notice and that the Bank may also assign its rights by publication in lieu of notice for the purpose of securitization of financial assets. In addition, where a transfer under trust or assignment involves the delegation of duties, the Customer shall be deemed to have acknowledged such transfer or assignment if he fails to make any objection thereto during the period of publication made by the Bank.

16.	The Customer hereby expressly acknowledges the truthfulness and genuineness of the signature(s) and seal(s) shown herein. Any and all transactions hereafter entered into by and between the Customer and the Bank shall become valid with one of such forms of signature(s) or seal(s), or with one of the seal(s) or signature(s) shown in the General Agreement for Banking Transactions otherwise concluded by and between the Customer and the Bank. If the Customer has other agreed transaction methods with the Bank, including but not limited to digital information provided by the Customer, the Customer agrees that said other transaction methods shall have the same validity as the aforementioned signature(s) or seal(s), and that the Customer is still bound by the Agreement for the matter.

17.	In addition to the provisions of this Agreement and applicable loan agreements and/or documents, the Customer will further enter into other agreements with the Bank and comply with various drawdown requests with respect or with the Uniform Customs and Practice for Documentary Credits, Uniform Rules for Collections, International Standby Practices, as well as the various terms and conditions regulated by the international rules of the interpretation of the trading terms released by the International Chamber of Commerce to the matters not provided herein, and also agree that they constitute a part of the Agreement.

CHAPTER II SPECIAL PROVISIONS FOR INDIVIDUAL LOANS

Section 1 (Guaranteed) Overdraft

18.	The Customer agrees to use the overdraft pursuant to the terms and methods determined by the Bank. Upon expiry of the overdraft period, if the Customer shall forthwith pay off the principal and interest in full if the Bank does not agree to any renewal thereof. If the average balance does not reach half of the approved aggregate amount during the agreed period, the Customer will pay commitment fees for the loans according to the Bank’s regulations.

Section 2 General (Guaranteed) Loan

19.	The Customer shall pay off the loans in accordance with the agreed terms and conditions.

Section 3 Advances for Local Bills and Discount

(I)	Common Clause

20.	The Customer hereby represents that, if he makes a request for loan or discount by means of any negotiable instrument, with or without any legal defect, and the Bank suffers any loss or damage resulting therefrom, the Customer will forfeit the benefits of any time limit with respect to any and all debts and/or obligations owed to the Bank and pay off such debts and/or obligations promptly and compensate the Bank for such loss or damage without raising any defense of defective bills, incomplete legal formalities or statute of limitations.

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(II)	Special Clause for Advancement of Local Bills

21.	When the Customer uses the amount within the revolving line of credit approved by the Bank, he shall present the Drawdown Request, Postdated Check Details Slip, along with the postdated checks as approved by the Bank, and request the Bank for advances in lump sum or installments within the approved percentage. The postdated checks, upon acceptance and payment thereof, will be deposited in the Advancement of Local Bills Account opened by the Customer and the following terms, among others, shall be stipulated: (i) The Bank is authorized to withdraw from the said account at any time with the seal or signature of an authorized signatory of the Bank to satisfy any and all debts and/or obligations of the Customer owed to the Bank, with this Agreement being the proof of the said authorization; and (ii) The Customer shall not withdraw any fund from the said account without the Bank’s consent and no passbook will be issued except that a statement thereof may be requested for by the Customer.

(III)	Special Clauses for Discount

22.	It is agreed that the Customer will request the Bank for discount within the approved line of credit by means of the kind of negotiable instruments approved by the Bank. The Customer shall promptly pay off the sum under the discounted bill when the bill becomes due or when the Customer receives the notice of payment.

23.	With respect to any and all debts and/or obligations for which the Customer requests the Bank for discount, the Customer shall still pay off the debts and/or obligations thereunder in accordance with this Agreement even if the due date as shown on the discounted bill comes after the date on which the discount is requested.

Section 4 Authority to Accept

24.	Where the Customer and the Bank agree that the Customer may issue a bill of exchange pursuant to the terms and conditions approved by the Bank and request the Bank, as the drawee, for acceptance of the bill, both parties will further agree upon the maximum length of the period from the acceptance date till the due date thereof.

Section 5 Authority to Guarantee

25.	The amount, deadline and contents of the guaranty issued by the Bank for the Customer (as the appointer) shall be governed by the guaranty documents issued by the Bank; provided, that, if the obligation to be guaranteed is the tax payable and the taxable amount as determined by the tax collection authorities is more than the original amount guaranteed by the Bank, the Customer agrees to adjust the total guaranteed amount at any time and will be liable for the total taxable amount and the overdue fine.

26.	The approved line of credit shall be valid from the date on which this Agreement is executed till that date on which the Customer pays off any and all sums payable that are guaranteed by the Bank. In addition, if any event specified in Article 6 occurs, the Customer covenants to promptly furnish the balance in cash, for which the Bank remains responsible under its guaranty obligations, to the Bank as a reserve for repayment. The remaining balance of the cash so furnished, if any, will be returned to the Customer without an interest as soon as the Bank is released from its guaranty obligations.

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27.	The Customer shall make the payment of guaranty fees according to the agreed methods. If the obligation to be guaranteed is the tax payable and the taxable amount as determined by the tax collection authorities is more than the original amount guaranteed by the Bank, the Customer agrees to make additional payment of guaranty fees for the difference. Prior to the expiry of the guaranty facility provided by the Bank to the Customer, if the Customer requests for extension thereof and informs the Bank in writing of his intent to renew, the Customer shall still make payment of the extension fees for guaranty according to the Bank’s regulations; provided, that the fees already paid will not be refunded if the guaranty period is shortened. If postage or telephone charges arise, the Customer shall make additional payment for such charges.

28.	With respect to the Customer’s obligations guaranteed by the Bank, the Customer shall perform in a timely manner and inform the Bank at any time of the circumstances. In the event of any default by the Customer that has caused the Bank to pay payment under its guaranty obligations, the Customer shall make payment of the interest and penalty calculated from the date on which the Bank makes the payment till the date on which the Customer repays the Bank.

29.	When the guaranteed amount is calculated by a foreign currency, the responsibility of the risk of exchange rate fluctuation shall be taken by the Customer. If the Bank suffers any loss, the Customer agrees to take full and complete responsibility for compensating such loss. The guaranteed amount of the foreign currency shall be converted to NTD and, except as otherwise agreed, it shall be calculated by the highest exchange rate during the guaranteed period or shall be decided by the Bank.

30.	When the Customer fails to perform the stipulated matters as agreed with the third-party creditor, the Bank may forthwith perform the guarantee responsibility unconditionally based on the guarantee documents issued under the Agreement. The Customer shall not claim discharge of responsibility against the Bank on the basis of the defense as between the Customer and the third-party creditor or any other third party, nor shall it claim discharge of responsibility on the basis of any act of God, accident, war or any other force majeure events.

Section 6 Opening Letter of credit and Import Loan

(I)	Common terms and conditions

31.	Even if the due date on any bill of exchange issued with the sight or usance letters of credit (hereinafter “L/C”) under this Agreement falls beyond the period as approved by the Bank, the Customer shall remain liable for the repayment thereof. When the Customer applies with the Bank for opening of an L/C, he shall submit a Drawdown Request, along with any other documents as requested by the Bank, and request for advances. The Customer agrees to pay off every debt based on the Agreement without raising any objection due to the applications of the letters of credit or any other reasons.

32.	The Customer acknowledges that the amount shown in each Drawdown Request, as well as the interest and all costs and expenses, are the amount of the payment or advance made by the Bank for the Customer (in case of any guaranty bond provided by the Customer when the Customer applies the L/C to the Bank, the amount shall be the difference after deducting the amount of such bond). The Customer further agrees that the bills of exchange issued under the Drawdown Request and the L/C, along with any relevant documents, shall be the evidence of authorization under which the Bank will pay off the sum of each said bill under the L/C. The Customer will pay off each and every debt and/or obligation arising from the application for opening of L/C.

33.	The Customer acknowledges that the Bank may make acceptance or payment upon the bills of exchange and the relevant documents in the L/C once it determines that the form thereof are consistent with the terms and conditions contained, and the Customer will pay off each advance and the interest at the agreed rate. If the Customer fails to pay off the debt or deposit the fund after the aforesaid deadline, a default interest and penalty will be charged and calculated from the date of advancement or the due date of the bill of exchange pursuant to the agreement. The aforementioned bills of exchange and relevant documents, even if proven to be unreal or fabricated or otherwise defective afterwards (including the situation where the quality or quantity is inconsistent with those shown in the relevant documents), do not concern the Bank. The Customer shall not reject to pay off on any ground. The Customer will still pay off the Advance made by the Bank, the loan principal and interest and other relevant expenses arising out of the Agreement. If the Bank suffers any loss, the Customer shall take the responsibility.

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34.	The Customer shall still assume the risk of any loss of or damage to the goods (including goods to arrive) that may result from the non-performance, delay in shipment of the seller, or any other force majeure event if such goods are procured with each advance or loan made hereunder. If the L/C is expired, the Bank may forthwith cancel it so as to apply the fund to be re-exchanged against the advance and/or loan made hereunder.

35.	If the goods, specifications, unit prices, sums total or shipping terms and conditions described in the delivery against letter of guarantee or duplicate bill of lading endorsement under the L/C or bills collection as signed by the Bank at the Customer’s request are found to be inconsistent with the contents of the shipping documents that arrive later, the Customer will complete the payment of the balance, acceptance and/or payment of the bills and any other procedures pursuant to the terms and conditions contained in the shipping documents. If the Bank suffers any loss or damage as a result of any inconsistency between the documents signed by the Bank and the documents that arrive later, the Customer will take full responsibility for such loss or damage. The Customer will comply with all terms and conditions contained in the aforesaid delivery against letter of guarantee or duplicate bill of lading endorsement, which shall be deemed as an attachment to this Agreement.

36.	The Customer agrees to provide the goods and/or materials to be procured as collaterals and furnish additional personal and real properties to the Bank as security. The Bank will acquire a pledge over the title to all of the shipping certificates (e.g., import license and relevant shipping documents). Upon the arrival of the procured goods and/or materials, the Bank will acquire a pledge over such goods and/or materials. The Customer further agrees to insure the aforesaid goods and/or materials in favor of the Bank, with this Agreement being the document creating the said pledges.

37.	If the Customer fails to pay off Advance and loan under each imported item, or the Bank considers the financial condition of the Customer to be deteriorating, or the Customer fails to immediately apply to the customs after the shipping documents arrived, and the Bank suffers or is likely to suffer any loss as a result, the Advance and loans are considered as immediately due. The Bank has the right to ask for the compensation calculated in converted NTD from the deferred date, and in order to secure the creditor’s right, the Bank may take the Customer’s place to apply to the customs, and may auction off or freely dispose of the imported goods and other collaterals (including the manner, price and time, etc. for such disposal) to offset the principal and interest of the Advance and other expenses and losses arising out of the disposal (including the taxes, warehouse rent and transportation expenses paid for the application to the customs). If the amount is insufficient, the Customer shall still take the responsibility to pay off the deficiency.

38.	In respect of each item of imported goods, the Customer agrees to seek the Bank’s opinion on the insurance types and terms in advance. If the goods are imported under the terms such as FOB, CFR or other similar price terms, the Customer shall adequately insure the goods and name the Bank as the primary beneficiary, and hand over the originals of the insurance policy and the receipts of the insurance premium to the Bank, with all of the insurance expenses being paid off by the Customer. If the Customer fails to purchase insurance or fails to renew the insurance upon its expiration, the Bank has the right, but is not obligated, to take the Customer’s place to do so. If the insurance expenses are advanced by the Bank, the Customer agrees to repay the Bank immediately; and if there is any delay, the Bank may add the amount to the creditor’s rights and calculate the interest based on the provisions of the Agreement.

(II)	Opening of Domestic L/C

39.	For the purpose of purchasing goods and materials from domestic suppliers, the Customer hereby entrusts the Bank with the general authority to open sight and/or usance L/C within the revolving line of credit approved by the Bank and to make payment or acceptance, as the drawer, to the beneficiaries indicated on the aforesaid L/C pursuant to the terms and conditions of each L/C.

40.	Except as otherwise agreed, when the Customer is late in repaying the principal and interest of each advance and/or loan under the L/C, he will also pay the default interest and penalty under the agreement at the rate that is determined by increasing the standard loan rate by 2.25% per annum effective at the time.

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(III)	Opening of Abroad L/C

41.	In order to facilitate the Customer in the current and/or future settlement of foreign exchange with the Bank so as to procure goods and materials from foreign sources, the Customer hereby entrusts the Bank to open L/C and make advance payment in foreign currencies (hereinafter the “Advance”) or acceptance within the revolving line of credit approved, or shipping guarantee/shipping documents endorsement under the category of import bills collection by the Bank, the Bank may agree to make Advance in foreign currencies or directly make entry in NTD to repay the aforesaid Advance.

42.	The Customer agrees that when the Bank makes the Advance and/or accepts the L/C in accordance with applicable laws and/or regulations and customary rules and practice. The Customer shall deposit the documents to be provided and the agreed import license (if any) in the Bank according to the Drawdown Request, and will provide the shipping documents and goods covered by the L/C as security for the Advance and/or loan made by the Bank, with this Agreement being the proof of the said security and Advance or loan.

43.	After the receipts of the shipping documents and the Bank issues the notice (either in writing or orally), the Customer shall pay off or accept each amount of the bill of exchange under each item of L/C within a reasonable time as regulated by the Uniform Customs and Practice for Documentary Credits. However, if the Bank advances the bill of exchange in advance, the Customer shall pay off the Advance, interest and relevant expenses within 10 days after the Bank issues the notices (either in writing or orally), and shall also pay off the amount based on the then-current spot exchange rate quoted by the Bank or pay back with the Customer’s own foreign currency. However, in case of any of the following situations, the payment shall be made as follows:
(1)	If the goods under the item of the sight L/C have arrived but the shipping documents have not yet arrived and an application for issuance of shipping guarantee needs to be made, the Customer will promptly pay off the debt or obligations. The same rule shall apply if the Customer makes an application for issuance of shipping documents endorsement.
(2)	If the goods are delivered in partial shipments, the debt or obligation shall be repaid pro rata based on the amount shown in the partial shipping documents against the amount shown in the L/C and/or the percentage of the Advance.
(3)	Although the shipping documents arrive after the expiration of the L/C, if it satisfies the conditions at the time of negotiation, the Customer agrees to pay off immediately.
(4)	If, upon the Bank’s consent, the loan is made in another foreign currency or in NTD (hereinafter the “Loan”), the Loan shall be handled in accordance with the relevant rules of the Bank with respect to the loans in foreign currency or New Taiwan Dollar.

44.	The maximum time limit for the Advance or acceptance under each L/C shall not exceed the number of days approved by the Bank. The date of repayment for each debt or obligation shall be the due date of the bill of exchange or the due date shown in the Bank’s notice.

45.	Where each Advance and/or Loan made hereunder is paid off before the deadline for repayment as set forth in the preceding section, interest for the portion of the NTD or the foreign currency Advance shall be calculated by the loan rate as agreed with the Bank as from the actual date of the Advance (in the case of the letters of credit with reimbursement authority terms, it is the date when the reimbursing bank debits the Bank; in the case of the letters of credit without the reimbursement authority terms, it is the date when the Bank makes the debit entry and sends the electronic payment message) to the payment date set forth in preceding article.

46.	When the Customer is late in repaying the principal and interest of each advance and/or loan under the item of L/C, he will also pay the default interest and penalty under the agreement at the Bank’s published foreign exchange rate effective when the advance or loan was made in foreign currency.

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47.	If the Customer fails to repay the Advance and/or Loan by the various due dates, the Bank may forthwith convert the debts into loans made in NTD and the Customer will not make any objection to the aforesaid conversion date, exchange rate and/or interest rate; provided, that the Bank is under no obligation to make such conversion.

48.	The applicable terms and conditions hereof shall also apply to the financing of the L/C issued by the Bank by means of triangular trade as entrusted by the Customer.

49.	If, due to any reason not attributable to the Bank, delay or the mistake of L/C arises from the transmission agency during the transmission or mistake occurs due to the misinterpretation of the technical terminology, and the receipts or the goods or quality or quantity or value of the goods recorded on the receipts are partially or entirely destroyed, lost or delayed or fail to reach the destination, and the goods, whether during the shipping or after arriving, or due to the lack of insurance or inadequate insurance amount, or because of the prevention or withholding by any third party, as well as any other reasons, are lost or damaged, the Bank shall not be held responsible therefor. Under any of the aforementioned situations, the full and complete payment of the amount shown on the L/C shall still be made by the Customer.

(IV)	Import Bills Collection Financing

50.	The Customer acknowledges that each amount listed on Drawdown Request and all the relevant interests and expenses are the amounts guaranteed advanced by the Bank in the place of the Customer, and also agrees that Drawdown Request and/or relevant documents shall be taken as proof whereby the Bank is authorized by the Customer to pay off each bill under each item of D/A or D/P or O/A, or advance payments for import. The Customer agrees to pay off each liability arising out of the aforementioned application of the import bills collection financing in accordance with the Agreement.

51.	In order to facilitate the settlement of exchange now or in the future to purchase goods and materials from abroad, for applications for the receipt of the D/A, D/P, the issuance of shipping guarantee/shipping documents endorsement under import bill collection, O/A in the Bank, or advance payments for import, the Bank may agree to make the Advance in foreign currency or to directly enter the NTD loan transfer to pay off the aforementioned Advance when the receipts arrives.

52.	The Customer agrees that the Bank may make the Advance and/or accept the L/C in accordance with applicable laws and/or regulations and customary rules and practice. The Customer not only shall deliver the documents and import license (if any) in accordance with the provisions set forth on the Drawdown Request to the Bank, but also shall provide the shipping documents and goods covered by the amount of the documentary collection as security for the Advance and/or loan made by the Bank, with this Agreement being the proof of the said security and Advance or loan.

53.	If the Customer imports any goods and/or materials by means of import bills collection, he may, upon the Bank’s consent, make application with the Bank for the issuance of shipping guarantee or duplicate bill of lading endorsement within the agreed line of credit. Whenever the application is made, the Customer shall prepare delivery against letter of shipping guarantee or duplicate bill of lading endorsement, along with relevant contracts and/or documents as requested by the Bank. The Customer acknowledges that he will remain liable for any damage that the Bank may suffer in connection with each application and the amount of the contract and/or document and other agreed matters until such time as the documents arrive at the Bank and the Customer completes the acceptance or payment of the bills.

Section 7 Export Negotiation and Export Loan

(I)	Export Negotiation

54.	From the date of the execution of the Agreement, each provisions of the Agreement is applicable to the bill of exchange and/or documents issued or endorsed by the Customer, regardless of it is either directly or through other persons negotiated, discounted or made advances with the Bank by the Customer. The Customer does not need to resign the Agreement unless the Bank so requests.

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55.	The Customer agrees to provide the shipping documents and relevant goods of negotiation or discount application to the Bank as collaterals to guarantee the negotiation bill and/or the amount, interest and other relevant expenses of the documents negotiated issued or endorsed by the Customer.

56.	The Customer acknowledges that the negotiation or the discount made by the Bank for the Customer is an advance with recourse. Should the bill or bills and/or attached documents negotiated or discounted by the Bank be refused handing or processing by the Bank’s discounting bank or correspondent, or unpaid by issuing bank owing to some discrepancies in the bill or bills and/or attached documents thereto with the terms and conditions of the L/C or any other reasons, or should the acceptance of the shipped goods be refused because of divergence of quality, quantity etc. of the said goods, or for any other reasons, discovered by the interested party or parities upon delivery or any other occasion, the Customer shall take full responsibility thereof and reimburse the Bank immediately the amount of such bill or bills, interest (based on the interest rate of the foreign loan of the Bank on the date of negotiation) and other incidental charges incurred. The Customer further authorizes the Bank to tender a letter of guarantee to the issuing bank or accepting bank under the L/C, without any notification to the Customer, in case the Bank or the Bank’s correspondent deems it fit to do so, and the Customer solely shall be held liable for the guarantee thus offered.

57.	Should the issuing bank, accepting bank, confirming bank or the paying bank of the bills of the relative L/C becomes insolvent and goes bankrupt, seized, provisionally seized, provisionally disposed of, or offered for auction, or even should the above banks apply for bankruptcy or settlement by composition, the Customer agrees to pay the Bank upon the Bank’s notice the amount of the bill or bills negotiated or discounted with interests and other additional charges immediately.

58.	The Customer authorizes the Bank or the Bank’s correspondent to send the bill or bills and/or the documents to the place of payment by any method as the Bank or the Bank’s correspondent deems fit.

59.	Should the bill or bills and/or documents are destroyed or lost in transit, or assumed as such, or their arrival at the place of payment is much delayed by accident such as misdelivery, the Customer agrees to provide relevant bill or bills and/or documents again according to the records kept by the Bank, at the Bank’s demand without any legal procedures, or alternatively, at the Bank’s option, the amount of the bill or bills negotiated or discounted, with interests and all expenses, shall be paid to the Bank by the Customer.

60.	The Customer agrees that, should the bill or bills be not accepted by the drawee, or not paid by the drawee or acceptors by intervention, or should it happen that the bill or bills are not paid or the proceeds thereof are not transferred to the Bank because of the local laws and regulations or any other reasons, should the Bank require any additional collateral, it will be provided by the Customer upon receipt of the Bank’s notice to that effect, otherwise, the Customer will pay the Bank the amount of bill or bills with interest and other incidental charges incurred, regardless of whether the bill or bills and/or attached documents are returned.

61.	Should the right of claim on the bill of exchange be not validly instituted on account of any formal defect, or should it become extinct owing to default of safeguarding procedure or presentation, the Customer agrees to reimburse the Bank for the amount equivalent to the face value of the bill of bills, interests incurred thereon before/after maturity and other incidental charges incurred in this connection.

62.	The Customer agrees that should any loss or damage be caused the Bank on account of any fault in the bill or bills and/or documents, such loss or damage shall be paid by the Customer regardless of its cause.

63.	The Customer shall be responsible for the signature, seal or writing used by the Customer on the bill or bills or any other documents accepted by the Bank, even though the signature, seal or writing is a forged or stolen one, the Bank is not liable for distinguishing genuineness of the above. Any damage, caused the Bank therefrom, should be paid by the Customer upon the Bank’s notice.

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64.	The Customer authorizes the Bank or any of the Bank’s managers, or agents, or the holders for the time being of the bill or bills and/or documents (but not so as to make it imperative) to insure any goods forming the collateral security for the bill or bills of exchange and/or documents against risk, including loss by capture, and also against loss by fire on shore, and to add the premiums and expense of such insurances to the amount chargeable to the Customer in respect of such bill or bills, and to take recourse upon such goods and expenses in priority to any other claims thereon, or against the Banks, without prejudice to any claim against any endorsers or endorsers of the said bills, for the purpose of reimbursing the Bank self, or other person or persons paying the same, the amount of such premiums and expenses. The Bank may sell part of the collateral to pay off necessary transportation expenses, premiums and other expenses, and take such measures and make such charges for commission and to be accountable in such manner as in a case between a merchant and his correspondent. And the Customer consents to the goods being warehoused at any public or private wharf or warehouse selected by the drawee or acceptors of the bills, unless the Bank offer any objection to such wharf or warehouse.

65.	The Customer hereby also authorizes the Bank, or any of the Bank’s managers, or agents, or the holders for the time being of the bill or bills and/or documents as aforesaid, to take additional acceptance to all or any of such bill, to the effect that, on payment thereof at maturity, the documents handed to the Bank as collateral security for the due payment of any such bill or bills shall be delivered to the drawee or acceptors thereof, and such authorization shall be taken to extend to cases of acceptance for honour.

66.	The Customer further authorizes the Bank, but not so as to make it imperative, at any time or times before the maturity of any bill of exchange as aforesaid, to grant a partial delivery or partial deliveries of such goods, in such manners as the Bank or the acceptors of such bill or bills of exchange or their representatives may think desirable to any person or persons on payment of a reasonable proportionate amount of the invoice cost of such goods, or of the bill or bills of exchange drawn against same.

67.	The Customer further authorize the Bank, or any of the Bank’s managers, or agents, or the holders for the time being of the bill or bills and/or documents as aforesaid, on default being made in acceptance on presentation or in payment at maturity of any of such bill or bills, and the Customer waives the right to drawn up a protest of the aforementioned non-acceptance or non-payment, or in case of the drawee or acceptors suspending payment, becoming bankrupt, or taking any steps whatever toward entering into liquidation during the currency of any such bill or bills and/or documents, and whether accepted conditionally or absolutely to sell all any part of the goods forming the collateral security for the payment thereof at such time sand in such manner as the Bank or such holders may deem fit, and, after deducting usual commission and charges, to apply the net proceeds in payment of such bill or bills with re-exchange and charges the balance, if any, to be placed at the Bank’s or such holders’ option against any other of the Customer’s bills, secured or otherwise, which may be in the Bank’s or such holders’ hands, or any other debt or liability or the Customer’s to the Bank, or them, and subject thereto, to be accounted for to the proper parties. In case of damage or lost at any time of goods insured the Customer authorizes the Bank, or the holders thereof, to realize the policy or policies and charge the same commission on the proceeds as upon a sale of goods, and to apply the net proceeds, after such deductions as aforesaid, in the manner hereinbefore lastly provided.

68.	Unless stipulated otherwise, the holder of the bill or bills issued by the Customer shall be released from having drawn up a protest of non-acceptance or non-payment to exercise his right of recourse. The Customer has no objection of drawing up a protest, if the Bank or the Bank’s correspondent deems it necessary, even in case the Customer released the holder from having a protest drawn up. Any protest of non-acceptance or non-payment shall be honored by the Customer as legally valid at the location of drawing and no proof thereof shall be required.

69.	In case the net proceeds of such goods shall be insufficient to pay the amount of any such bill or bills and/or documents, with re-exchanges and charges, the Customer authorizes the Bank, or any of the Bank’s managers, or agents, or the holders for the time being of any such bill or bills and/or documents as the case may be, to draw on the Customer for the deficiency, without prejudice nevertheless to any claim against any endorser or endorsers of the said bill for recovery of same or any deficiency on the same, and the Customer engages to honour such drafts on presentation, it being understood that the account current rendered by the Bank or by such holders shall be sufficient proof of sale and loss.

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70.	The Customer further authorizes the Bank, or any of the Bank’s managers, or agents, or the holders for the time being of any such bill or bills and/or documents as aforesaid whether the aforesaid power of sale shall or shall not have arisen at any time before the maturity of any such bill or bills, to accept payment from the drawee or acceptors thereof, if requested to do so, and payment of the amount of the bill or bills to deliver the bills of lading and shipping documents to such drawee or acceptors at the customary rate of rebate in the place where such bill or bills are payable.

71.	In the case of D/A bills, the Customer authorizes the Bank to deliver the documents to the acceptors upon their acceptance of the bill or exchange drawn on them. In such a case the Customer undertakes to hold the Bank harmless from any consequence that may arise by the Bank’s so doing and to pay the bank the amount or any balance of the bill with re-exchange and charges if the acceptors should make any default in payment in full or in a part at maturity, or the Bank or the holder for the time being of any such bill or bills of exchange shall have the priority to reimburse itself over the proceeds of the sale of such goods forming the securities.

72.	Should the drawee of the bill or bills reject acceptance or payment of the said bill or bills, or should the collateral goods arrive before the date of maturity of such bill or bills, the Customer authorize the Bank or the Bank’s correspondent to upload, clear, warehouse the goods, effect insurance thereon and do any or all other acts which the Bank or the Bank’s correspondent may deem necessary for the proper maintenance of the said goods. In these cases, not only the expenses and cost incurred in the course of the above acts, but also any damage caused by those people or parties who deal with the uploading, clearance, warehousing and insurance in good or bad faith or by reason of war, natural disasters or any other act of God shall be paid by the Customer.

(II)	Export Financing

73.	The purpose of the export financing is for the payment of working capital made by the customer before or after shipment. The Customer shall comply with the articles and time limits for export as set forth in the L/C issued by domestic and foreign banks, or the export contracts, or the purchase orders, or other export trade certificates. If the payment is due and the Customer still cannot pay off with its income derived from the export, and will pay off with other income, the interest shall be calculated by the original interest rate recorded by the Agreement from the drawdown date, except as otherwise agreed by and between the Customer and the Bank.

74.	The L/C provided by the Customer shall be consistent with the following conditions.
(1)	The beneficiary of the irrevocable L/C is the Customer or the irrevocable L/C has been transferred from the first beneficiary to the Customer.
(2)	The issuer of the L/C shall be approved by the Bank.

75.	The Customer agrees to present the aforementioned L/C or export contract, purchase order (including any and all amendments thereof) to the Bank for its safekeeping, and to conduct negotiation or collection in the Bank. The Customer authorizes the Bank to pay off the loan principal and interest and other obligations of the Customer in the Bank by proceeds of the negotiation at the negotiation date, or of the collection, remittance, clean bill collection at the notice of entry date, with the Agreement serving as the proof of such authority.

76.	With respect to any bill of exchange, purchase order, and L/C provided by the Customer under the Agreement, if the Bank collects the whole amount before the maturity date of the particular loan, the Customer agrees that the Bank may directly use the amount to satisfy the loan ahead of time.

77.	If the Customer applies for the export negotiation with the Bank, but is rejected by domestic and foreign institutions, or if the collection matures but no payment is made, or if another domestic or foreign buyer does not pay off as per agreement, the Customer agrees to immediately pay off without any conditions.

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Section 8 Purchase of Foreign Currency Bills (or Purchase of Clean Bills)

78.	The Customer will further request the Bank to handle the purchase of foreign currency bills (or purchase of clean bills) under the terms and conditions approved by the Bank in accordance with the Agreement on the Collection and Acceptance of Foreign Currency Bills as otherwise executed by and between the Customer and the Bank.

Section 9 Currency Conversion of the Foreign Currency Financing

79.	The Customer may apply for the currency conversion of the foreign currency financing according to the “application for the conversion of the foreign currency for financing,” and agrees to comply with the terms and conditions set forth below. If the exchange rate changes in the future, hence resulting in any dispute or loss, the Customer shall take the responsibility.

80.	The Customer agrees to convert the liability denominated in foreign currency to the NTD, and the originally provided collateral remains the collateral for the converted obligations. The total financing period, which is to say, the agreed period before the conversion plus the extension, may not exceed the loan period for each loan approved by the Bank for the loan amount. The calculation of the interest after the conversion will be handled in accordance with the applicable method for the new currency and loan period. Methods of repayment after the conversion will be in accordance with the “application for the conversion of the foreign currency for financing.”

81.	The Customer shall pay off the interest converted to NTD according to the then-current spot exchange rate quoted by the Bank before conversion; the Customer agrees that the principal and interest are calculated by the applicable new currency loan rate after conversion, and it shall pay off the Bank at the originally agreed maturity date. If the applicant delays in effecting payment, the Bank may demand penalties in accordance with the original Agreement.

Section 10 Other Provision

82.	The Customer and the Bank agree to further execute applicable contracts and/or documents with respect to other financial products not covered by this Agreement.

83.	When the Customer’s drawdown from the foreign currency loan is an outward remittance, the Customer agrees to the following terms related to foreign currency remittance:
(1)	The Customer authorizes the Bank or its correspondent bank to process outward remittance using any method deemed appropriate, and to engage any bank to fulfill the role of the beneficiary bank or the intermediary bank. The Bank will not be liable for any errors or negligence of the beneficiary bank or the intermediary bank, if such banks were designated by the Customer, or if the Bank has exercised reasonable care in selecting and instructing these counterparties. For delayed or failed remittances caused by these errors or negligence, the Customer may discuss the handling with the Bank. The Customer shall be responsible for all costs or damages incurred (including but not limited to postage, cable, or charges the foreign bank may impose), if (1) upon the Customer’s request, the Bank agrees to assist in tracking, query, amendment or refund with respect to the remitted proceeds, (2) such costs or damages are caused by circumstances not attributable to the Bank. The Bank may demand upfront payments from the Customer before proceeding.
(2)	The Customer agrees that the personal information previously provided to the Bank will be used to supply the payer information (including but not limited to address/country), and the Bank may, at the request of a clearing/intermediary bank or a receiving region/country/bank, provide the nature of the foreign remittance specified by the Customer. The Customer also agrees to the following procedures:
(i)	For outward remittances, if circumstances not attributable to the Bank (including but not limited to the malfunction of communication equipment, severed connection, etc.), or incorrect or incomplete remittance information provided by the Customer (including necessary information on the intermediary bank) cause any delays or failure of remittances, the Customer may discuss the handling method with the Bank, and any service charges and losses incurred thereof shall be borne by the Customer.
(ii)	Where the outward remittance is released or forwarded, the beneficiary bank or the intermediary bank may, according to the custom and practice of local country, area and such bank, deduct relevant charges from the remitted proceeds, convert the proceeds into local currency, execute the transaction if the account information is correct or withheld the execution of transaction until further documentation is provided by the Customer.

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CHAPTER III Agreed Matters Relating to Authorized Deductions

The Customer hereby authorizes the Bank to directly deduct from the deposit of the Customer

In                                                      Branch/                                                      Division/

Account No.                                                      / with the Bank to satisfy the following amounts of the Customer which shall be paid off to the Bank.

□ (1) Loan, Advance, bank acceptance, guaranteed principal and interest, penalty, charge, registered mail postage and other relevant expenses.

□ (2) Export/import negotiation, commissions, fees, wire fees and other relevant expenses.

□ (3) Other：

With respect to the aforementioned direct deductions made by the Bank, the Bank does not need to request any withdrawal receipt from the Customer, and the Customer fully acknowledges such withdrawal. The balance of the aforementioned account is in accordance with the recorded amount of the Bank and the Customer shall not raise any objection. If there is any dispute in the future, the Customer shall take full responsibility and it will not involve the Bank in any way, and the Customer agrees to waive any and all claims and rights.

CHAPTER IV Anti-Money Laundering and Counter Terrorism Financing (AML/CFT) Agreement

1.	For AML/CFT purposes, the Borrower/Seller agrees to provide information and explanations required by the Bank for customer due diligence and subsequent review procedures. If the Bank determines on reasonable grounds that the Borrower/Seller exhibits any one of the following conditions, the Borrower/Seller agrees the Bank may temporarily suspend transactions and temporarily suspend or terminate the various business relationships specified in Loan Agreement. Furthermore, the Borrower's/Seller's legal representative and authorized persons all agree to comply with this article:
(1)	The Borrower/Seller has been reported as a watch-listed account by the court, prosecutor's office, judicial police agency, or any other relevant authority; or other competent authorities or the Bank suspects the transaction to be illegal or irregular.
(2)	Where the Borrower/Seller, the legal person Borrower's/Seller's senior management personnel (including but not limited to the person-in-charge/representative, authorized signatories, directors, or persons equivalent to the aforementioned senior management personnel), major shareholders, beneficial owners, or person with controlling rights involves a sanctioned party identified or investigated by the domestic government, a foreign government, or international AML organizations, a terrorist or terrorist organization, or any other high risk entities as determined by the Bank (including but not limited to suspicion of involvement in illegal activities, suspected money-laundering or terrorism financing activities, or reports by the media of involvement in violations of the law).
(3)	The Borrower/Seller does not cooperate with the Bank's regular/irregular customer due diligence or refuses to provide explanations or information (including but not limited to information on beneficial owners), or the Bank determines the documents provided by the Borrower/Seller or due diligence results to be suspicious (including but not limited to suspicion of involvement in illegal activities, suspected money-laundering or terrorist financing activities, or reports by the media of involvement in violations of the law).
(4)	The Borrower/Seller is unwilling to provide an explanation or unable to fully explain the nature, purpose, or source of funds of each transaction, or the Bank suspects irregular activity money-laundering based on the Borrower's/Seller's explanation (including but not limited to suspicion of involvement in illegal activities, suspected money-laundering or terrorist financing activities, or reports by the media of involvement in violations of the law).
(5)	The Bank is unable to complete regular/irregular due diligence as a result of inability to establish communications with the Borrower/Seller upon notifying the Borrower/Seller to proceed with due diligence using the contact information specified on this Agreement at the time of contract establishment, or the contact information most recently provided to the Bank by the Borrower/Seller (including but not limited to telephone, e-mail, or address).
(6)	The Borrower's/Seller's transaction counterparty, outward remittance/recipient bank or country of various transactions are sanctioned targets, terrorists, groups or organizations identified or investigated by the domestic government, a foreign government or international AML organizations, or a country under economic sanctions, money transfer sanctions, or embargo, or any other high-risk entities as determined by the Bank (including but not limited to suspicion of involvement in illegal activities, suspected money-laundering or financing terrorist activities, or reports by the media of involvement in violations of the law).
(7)	The Borrower's/Seller's transactions are determined by the Bank as in violation of or potentially in violation of the AML/CFT regulations of the R.O.C., foreign governments or international AML organizations, or the AML/CFT policy of the Bank.

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2.	In the event of any one of the abovementioned circumstances, the Borrower/Seller agrees that the Bank may handle the situation in accordance with relevant regulations. including but not limited to the Money Laundering Control Act, Terrorism Financing Prevention Act, Regulations Governing Anti-Money Laundering of Financial Institutions, Directions Governing Internal Control System of Anti-Money Laundering and Countering Terrorism Financing of Banking Business, Electronic Payment Institutions and Electronic Stored Value Card Issuers, and The Bankers Association of the R.O.C. Template of Directions Governing Anti-Money Laundering and Countering the Financing of Terrorism of Banks, the provisions of this Agreement, or the regulations of the Bank. The Borrower/Seller shall be responsible for any damages or detriment it sustains as a result, and the Bank shall not be responsible for compensation.

3.	The Borrower/Seller agrees that the Bank may modify this Article in accordance with changes in relevant AML/CFT laws and regulations of the R.O.C., international AML organizations, foreign governments, or regions with jurisdiction, and changes in AML/CFT practices without separately notifying the Borrower/Seller.

4.	The Borrower/Seller agrees that the Bank may, for the specific purposes within the scope of AML/CFT, anti-crime, and anti-terrorism laws and regulations, collect, process, use, or transmit across international borders the Borrower's/Seller's personal information and information relevant to various business transactions (including but not limited to investigations of the Borrower/Seller or transactions it conducts, or the seizure of transaction funds/documents by domestic/foreign banks in accordance with local AML/CFT, anti-crime, and anti-terrorism laws and regulations). If the Borrower/Seller provides information that includes the personal information of third parties (including but not limited to the person-in-charge/representative, beneficial owner, or beneficiary), the Borrower/Seller shall notify the third party and obtain their consent.

5.	If the Borrower/Seller fails to comply with this Article, does not provide timely explanations or relevant information, or does not obtain consent from third parties, thereby resulting in the delay, failure, termination, or cancellation of a transaction, causes funds to be frozen, incurs additional expenses, or causes loss or damage, the Borrower/Seller shall be held solely responsible. The Borrower/Seller also agrees that the Bank may directly deduct expenses from the Borrower's/Seller's transaction account. If the Bank sustains any loss or damage as a result, the Borrower/Seller shall be responsible for remediating or compensating the loss or damage.

6.	If the Bank determines upon inspection that a transaction or transaction counterparty is in fact or may be involved with any sanctioned target listed in Chapter 4, Article (I), the Bank may at its discretion or instruct any other financial institution to (or receive instructions from other financial institutions), inspect the personal or contact information of the transaction's beneficiary, payee, or ultimate beneficial owner. The Bank may directly terminate, withdraw, or deny a transaction without the Borrower's/Seller’s consent and adjust related accounting entries, and the Bank will not be responsible for any loss or damage resulting from the delay, termination, rejection, or failure of the transaction.

CHAPTER V OTHER SPECIAL CLAUSES

□：The names and addresses of the process agent described in Chapter 1, Article 14 are:

To: Taishin International Bank

The Customer: Prime World International Holdings Ltd., Taiwan Branch	(Original specimen of signature and/or seal)

Statutory Representative:

Business Registration No.: 28410552

A certified copy (photocopy) hereof ☐has been ☑will not be collected from the Bank

Seal Examiner

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The Customer:	(Original specimen of signature and/or seal)

Statutory Representative:

Business Registration No.:

A certified copy (photocopy) hereof ☐has been ☐will not be collected from the Bank

Seal Examiner

The Customer:	(Original specimen of signature and/or seal)

Statutory Representative:

Business Registration No.:

A certified copy (photocopy) hereof ☐has been ☐will not be collected from the Bank

Seal Examiner

The Customer:	(Original specimen of signature and/or seal)

Statutory Representative:

Business Registration No.:

A certified copy (photocopy) hereof ☐has been ☐will not be collected from the Bank

Seal Examiner

The Customer:	(Original specimen of signature and/or seal)

Statutory Representative:

Business Registration No.:

A certified copy (photocopy) hereof ☐has been ☐will not be collected from the Bank

Seal Examiner

17

The Customer:	(Original specimen of signature and/or seal)

Statutory Representative:

Business Registration No.:

A certified copy (photocopy) hereof ☐has been ☐will not be collected from the Bank

Seal Examiner

Manager	Recheck	In Charge

Dated this 27 day of November, 2025.

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LETTER OF AUTHORIZATION

1.	The undersigned Prime World International Holdings Ltd., Taiwan Branch (hereinafter the “Authorizer”) hereby expressly and irrevocably authorizes Taishin International Bank (hereinafter the “Bank”) to apply for customs declaration on the Authorizer's behalf to take delivery of any and all of the goods listed under the Letter of Credit issued by the Bank upon presentation of the import permit issued by the International Trade Administration, Ministry of Economic Affairs (“TITA”) or by the institution designated by the TITA and/or of other relevant documents, and may auction off or dispose of the imported goods if the Authorizer fails to redeem the shipping documents under the Letters of Credit issued by the Bank on time complying with the relevant loan agreement or Authorizer entrust the Bank to issue the Letters of Credit and the advance and/or loan are deemed to have matured immediately by the Bank under the relevant loan agreement.

2.	The Authorizer further faithfully acknowledges that the application to the customs for the goods delivered by the Bank pursuant to this Letter, shall be deemed as the action taken by the Authorizer and be binding, final and conclusive on the Authorizer.

To: Taishin International Bank

THE UNDERSIGNED:	(Original specimen of signature and/or seal)

Address:

Dated this _____ day of _____, _____.

Manager	Recheck	In Charge

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LETTER OF AUTHORIZATION

1.	The undersigned Prime World International Holdings Ltd., Taiwan Branch (hereinafter the “Authorizer”) hereby expressly and irrevocably authorizes Taishin International Bank (hereinafter the “Bank”) to apply for customs declaration on the Authorizer's behalf to take delivery of any and all of the goods listed under the Letter of Credit issued by the Bank upon presentation of the import permit issued by the International Trade Administration, Ministry of Economic Affairs (“TITA”) or by the institution designated by the TITA and/or of other relevant documents, and may auction off or dispose of the imported goods if the Authorizer fails to redeem the shipping documents under the Letters of Credit issued by the Bank on time complying with the relevant loan agreement or Authorizer entrust the Bank to issue the Letters of Credit and the advance and/or loan are deemed to have matured immediately by the Bank under the relevant loan agreement.

2.	The Authorizer further faithfully acknowledges that the application to the customs for the goods delivered by the Bank pursuant to this Letter, shall be deemed as the action taken by the Authorizer and be binding, final and conclusive on the Authorizer.

To: Taishin International Bank

THE UNDERSIGNED:	(Original specimen of signature and/or seal)

Address:

Dated this _____ day of _____, _____.

Manager	Recheck	In Charge

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LETTER OF AUTHORIZATION

1.	The undersigned Prime World International Holdings Ltd., Taiwan Branch (hereinafter the “Authorizer”) hereby expressly and irrevocably authorizes Taishin International Bank (hereinafter the “Bank”) to apply for customs declaration on the Authorizer's behalf to take delivery of any and all of the goods listed under the Letter of Credit issued by the Bank upon presentation of the import permit issued by the International Trade Administration, Ministry of Economic Affairs (“TITA”) or by the institution designated by the TITA and/or of other relevant documents, and may auction off or dispose of the imported goods if the Authorizer fails to redeem the shipping documents under the Letters of Credit issued by the Bank on time complying with the relevant loan agreement or Authorizer entrust the Bank to issue the Letters of Credit and the advance and/or loan are deemed to have matured immediately by the Bank under the relevant loan agreement.

2.	The Authorizer further faithfully acknowledges that the application to the customs for the goods delivered by the Bank pursuant to this Letter, shall be deemed as the action taken by the Authorizer and be binding, final and conclusive on the Authorizer.

To: Taishin International Bank

THE UNDERSIGNED:	(Original specimen of signature and/or seal)

Address:

Dated this _____ day of _____, _____.

Manager	Recheck	In Charge

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Customer Data Confidentiality Measures of Taishin Financial Holding Co., Ltd. and Its Subsidiaries

Taishin Financial Holding Co., Ltd. (“Taishin FHC”) was established on February 18, 2002, and its subsidiaries operate in the banking, securities, investment trust, and insurance sectors. Taishin FHC and its subsidiaries will continue to follow the strict customer data protection practices previously adopted by each subsidiary and will take all necessary confidentiality measures to safeguard the security of the information you provide. The customer data confidentiality measures adopted by Taishin FHC and its subsidiaries are set out below.

The customer data confidentiality measures of Taishin FHC and its subsidiaries are implemented in accordance with the Financial Holding Company Act, the Regulations Governing Cross-Selling Among Subsidiaries of Financial Holding Company (“Cross-Selling Regulations”), the Personal Data Protection Act, and other relevant laws and regulations issued by competent authorities. In addition, each subsidiary shall also comply with other applicable laws governing its respective line of business (including, but not limited to, Article 48-2 of the Banking Act) to fulfill its obligation to safeguard customer data.

1.	Customer Data Collection

Taishin FHC and its subsidiaries possess your personal data because you are an existing customer of one or more subsidiaries, or because such data was provided by you when participating in marketing activities organized by any subsidiary of Taishin FHC.

2.	Storage, Custody, and Security Maintenance of Customer Data

Each subsidiary of Taishin FHC adopts strict measures to protect customer data. In addition to using encryption mechanisms such as SSL or SET for data transmission and establishing firewall protection to prevent unlawful intrusion and unauthorized access, customer databases are maintained in accordance with internal operational procedures, and access rights are granted only to designated personnel based on business responsibilities to ensure the security of customer data. Any person who is not formally authorized by Taishin FHC or its subsidiaries is strictly prohibited from accessing customer data.

3.	Data Classification

Your personal data includes general information, transaction information, and other related information (including account information, credit information, investment information, and insurance information). The definitions of the foregoing categories of information shall be governed by Article 10 of the Cross-Selling Regulations.

4.	Scope of Data Use, Data Items, and Disclosure Recipients

In accordance with the requirements of the competent authorities and the Cross-Selling Regulations, when customer data is disclosed, referred, or jointly used among the subsidiaries of Taishin FHC, such data may not include any basic information or transaction information other than the customer’s name, address, and e-mail address, unless otherwise permitted by law, by contract, or with the customer’s express written consent.

Where the customer has agreed—whether by contract or by written declaration—to provide additional basic information, transaction information, or other related information for marketing, data processing, disclosure, referral or cross-use purposes, the subsidiaries of Taishin FHC may disclose, refer, or jointly use such basic information, transaction information, and other related information (including account information, credit information, investment information and insurance information) for marketing purposes. Taishin FHC or any subsidiary is obligated to disclose or provide customer data when required by law, or upon the request of a court or other government agency legally authorized to conduct investigations. In accordance with applicable laws, the subsidiaries of Taishin FHC may exchange and disclose customer data with the Joint Credit Information Center, the Taiwan Clearing House, or other financial institutions when conducting credit checks for business management purposes.

5.	Purpose of Using Customer Data

In order to provide more comprehensive and convenient financial and investment products and services, and subject to compliance with applicable laws and the conditions set out in Section IV above, the subsidiaries of Taishin FHC may disclose, refer, or jointly use your basic information, transaction information, and other related information (including account information, credit information, investment information, and insurance information) for marketing purposes. In addition, the subsidiaries of Taishin FHC may provide your data to Taishin FHC, competent authorities, tax authorities, courts, judicial authorities, or other government agencies legally authorized to conduct investigations, in accordance with applicable laws, rulings, or regulatory requirements.

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6.	Confidentiality of Customer Data in Outsourced Operations

When Taishin FHC or any of its subsidiaries entrusts a third party to handle operations involving customer data, such third party will be required to comply strictly with the customer data confidentiality measures of Taishin FHC and its subsidiaries and shall not disclose customer data to any third party. Taishin FHC and its subsidiaries may, at any time, audit and supervise the compliance status of the entrusted entity.

7.	Procedures for Modifying or Updating Customer Data

If there are any changes in your personal data, you may notify the customer service center of the relevant subsidiary of Taishin FHC at any time to request correction or supplementation.

8.	Opt-out Choices of Customers

You may, at any time, notify the customer service center of any subsidiary of Taishin FHC to request that your personal data no longer be used for cross-use, marketing, or promotional purposes. Taishin FHC and its subsidiaries reserve the right to amend these confidentiality measures, and any amendments will be announced on the official website or through other disclosure channels approved by the competent authorities. If you have any questions regarding these confidentiality measures, you may contact Taishin FHC or any of its subsidiaries at any time.

The current subsidiaries of Taishin FHC include:

Taishin International Bank Co., Ltd.

Taishin Securities Co., Ltd.

Taishin Securities Investment Advisory Co., Ltd.

Taishin Securities Investment Trust Co., Ltd.

Taishin Asset Management Co., Ltd.

Taishin Venture Capital Investment Co., Ltd.

Taishin D.A. Finance Co., Ltd.

Taishin Life Insurance Co., Ltd.

Any additions or changes to the subsidiaries of Taishin FHC in the future will be publicly announced on the official website of Taishin FHC and its subsidiaries.

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